UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2009

CHINA FORESTRY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-25765
(Commission File Number)

87-0429748
(I.R.S. Employer Identification No.)

Room 517, No. 18 Building
Nangangjizhoing District
Hi-Tech Development Zone
Harbin, Heilongjiang Province, People’s Republic of China
(Address of principal executive offices, including zip code)

011-86-0451-87011257
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Forestry, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2009, the Board of Directors of the Registrant accepted the resignation of Kunlun Wang as a Director.  Ms. Wang had served the Registrant in this capacity since July 7, 2007, ten days after the filing by the Registrant of an Information Statement on Schedule 14F-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Forestry, Inc.

Date: May 19, 2009	By:	/s/ Yuan Tian
Yuan Tian
Chief Executive Officer